Doral Bank NY

                                       and

                                MRU Lending, Inc.

                               LOAN SALE AGREEMENT

                            Dated as of July 25, 2005

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                                TABLE OF CONTENTS
                                                                            Page

1.       DEFINITIONS..........................................................1

2.       PURCHASE OF LOANS; PAYMENT TO BANK...................................1

3.       OWNERSHIP OF LOANS; SERVICING........................................2

4.       GENERAL REPRESENTATIONS AND WARRANTIES OF BANK.......................3

5.       ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BANK....................4

6.       REPRESENTATIONS AND WARRANTIES OF MRU................................4

7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MRU.......................5

8.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BANK......................6

9.       TERM AND TERMINATION.................................................6

10.      CONFIDENTIALITY......................................................8

11.      INDEMNIFICATION......................................................9

12.      ASSIGNMENT..........................................................11

13.      THIRD PARTY BENEFICIARIES...........................................11

14.      NOTICES.............................................................11

15.      RELATIONSHIP OF PARTIES.............................................11

16.      RETENTION OF RECORDS................................................11

17.      FORCE MAJEURE.......................................................12

18.      AGREEMENT SUBJECT TO APPLICABLE LAWS................................12

19.      EXPENSES............................................................12

20.      EXAMINATION.........................................................13

21.      INSPECTION..........................................................13

22.      GOVERNING LAW.......................................................13

23.      MANNER OF PAYMENTS..................................................13

24.      REFERRALS...........................................................13

25.      ENTIRE AGREEMENT....................................................13

26.      AMENDMENT AND WAIVER................................................13

27.      SEVERABILITY........................................................13

28.      INTERPRETATION......................................................14

29.      ARBITRATION.........................................................14

30.      HEADINGS............................................................15

31.      COUNTERPARTS........................................................15

                                       -i-

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      THIS LOAN SALE AGREEMENT (this "Agreement"),  dated as of _________, _____
("Effective Date"), is made by and between [Doral Bank NY], a federal savings bank having its principal location 387 Park Avenue South, New York, NY 10016 ("Bank"), and MRU Lending, Inc., a Delaware corporation, having its principal location at 1114 Avenue of the Americas, 30th Floor, New York, New York 10036 ("MRU").

      WHEREAS, Bank and MRU have entered into a Loan Program Agreement pursuant to which Bank provides student loans to consumers; and

      WHEREAS, Bank desires to sell to MRU and MRU desires to purchase from Bank, the loans originated by Bank pursuant to the Loan Program Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the terms, conditions and mutual covenants and agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and MRU agree as follows:

1. Definitions. The terms used in this Agreement shall be defined as set forth in Schedule 1.

2. Purchase of Loans; Payment to Bank.

      (a)   Bank  hereby  agrees  to  sell,  transfer,   assign,  set-over,  and
            otherwise convey to MRU without recourse ( except as expressly provided herein) and with servicing released: (i) all Loans and Receivables generated by Bank during the term of this Agreement. All of the foregoing shall be in accordance with the procedures set forth in this Section 2. In consideration for Bank's Agreement to sell, transfer, assign, set-over and convey to MRU all Receivables and all Loans generated by Bank during the term of this Agreement, MRU shall pay to Bank on each Closing Date, the sum of (i) the Purchase Price in accordance with subsection 2(b) below, and (ii) all fees due to J.P. Morgan Trust Company, National Association (the "Custodian").

      (b) By 1:00 p.m. New York Time on the Closing Date, MRU shall pay to Bank the aggregate of the Purchase Price for the Receivables and Loans identified on the Funding Statement. MRU shall make the payment required by this Section 2(b) by ACH or wire transfer of federal funds to an account designated by Bank at an institution designated by Bank. Prior to the first Closing Date, Bank shall provide to MRU the name of the designated institution and the designated bank account name and number.

      (c) To the extent that such materials are in Bank's possession, upon MRU's request, Bank agrees to cause to be delivered to MRU or MRU's designated custodian at MRU's cost, Loan files on all Loans purchased by MRU pursuant to this Agreement through the preceding Business Day. Such Loan files will include the application for the Loan, the Loan Agreement, the Truth-in-Lending Statement, the Promissory Note, Uniform Commercial Code financing statements, confirmation of delivery of the Loan Agreement to the Borrower, and such other materials as MRU may reasonably require (all of which may be in electronic form).


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      (d)   Bank  agrees to execute a Limited  Power of  Attorney-in-Fact,  in a form satisfactory to MRU's designated custodian, namely JP Morgan Chase, providing for the ability to assign Loans and any other
            related   documents   as  may  be  required  to  complete  the  loan
            transaction with the Borrower.

      (e) Bank shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of MRU in the Loans and Receivables and the proceeds thereof. Bank shall deliver (or cause to be delivered) to MRU file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (f) During such time as Bank owns the Loans, MRU shall ensure that all refunds, adjustments and credits provided by Borrowers that receive Loan proceeds shall be disbursed to Bank within three (3) Business Days after the refund, adjustments or credit is made by the School to MRU. Bank hereby assigns to MRU with respect to each Loan and Receivable purchased pursuant to this Agreement, all of Bank's rights to any such refunds, credits or adjustments and the interest accruing on each of such Loan and Receivable.

      (g) Within five (5) days after the end of each calendar month, MRU shall pay Bank a fee equal to ten-one hundredths of one percent (0.10%) of the principal amount of the Loans funded by Bank during the previous month. MRU shall make any such payments by ACH or intrabank funds transfer to the account designated by Bank in accordance with
            Section 2(b).

3. Ownership of Loans; Servicing. On and after each Closing Date, MRU shall be the sole owner for all purposes (e.g., tax, accounting and legal) of the Loans and Receivables purchased from Bank on such date and shall be entitled to all of the rights, privileges, and remedies applicable to said ownership interest. Bank agrees to make entries on its books and records to clearly indicate the sale of the Loans and Receivables as of each Closing Date. Bank does not assume and shall not have any liability to MRU for the repayment of any Loans or Receivables; provided that the Bank shall promptly forward any Loan payments that it receives to a bank account designated for this purpose by MRU. Bank shall forward such Loan payments via ACH transfer. Bank hereby agrees and acknowledges that any such Loan payments so received by Bank shall be held in trust for MRU. MRU shall be responsible for servicing loans either directly or through a sub-servicer. Pennsylvania Higher Education Assistance Authority ("PHEAA") shall service the Loans for so long as Bank owns the Loans, as sub-servicer to MRU.

4. General Representations and Warranties of Bank. Bank herby represents and warrants as of the Effective Date of this Agreement that:

      (a) Bank is a federal savings bank, duly organized, validly existing under the laws of the USA and has full corporate power and authority to execute, deliver, and perform its obligations under this Agreement; the execution, delivery and performance of this Agreement and the transfer of the Loans have been and will continue to be duly authorized and are not and will not be in conflict with and do not violate the terms of the charter or bylaws of Bank and will not result in a breach of or constitute a default under, or require any consent under, any indenture, loan or agreement to which Bank is a party;


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      (b)   All approvals,  authorizations,  licenses, registrations,  consents, and other actions by, notices to, and filings with, any Person that may be required in connection with the execution, delivery, and performance of this Agreement by Bank, have been obtained (other than those required to be made to or obtained from Borrowers);

      (c) This Agreement constitutes a legal, valid, and binding obligation of Bank, enforceable against Bank in accordance with its terms, except
            (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, (including the rights and obligations of receivers and conservators under federal law, which may affect the enforcement of creditor's rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

      (d) There are no proceedings or investigations pending or, to the best knowledge of Bank, threatened against Bank (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation by Bank of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of Bank, would materially and adversely affect the validity or enforceability of this Agreement;

      (e)   Bank is not Insolvent;

      (f) The execution, delivery and performance of this Agreement by Bank comply with all Applicable law.

      The representations and warranties set forth in this Section 4 shall survive the sale, transfer and assignment of the Loans to MRU pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 4(d), shall be made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsection 4(d) is instituted or threatened against Bank, Bank shall promptly notify MRU of such pending of threatened investigation or proceeding.

5. Additional Representations and Warranties of Bank. Bank hereby represents and warrants that, as of the Effective Date or such other date as specified below in a specific representation:

      (a) As of each Closing Date, each Receivable and Loan transferred to MRU on such date was originated by Bank and constitutes a valid sale, transfer, assignment, set-over and conveyance to MRU of all of Bank's right, title, and interest in and to such Receivable and Loan;


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      (b)   As of each Closing Date, Bank was the legal and beneficial  owner of all right, title and interest in and to each Receivable and Loan, and no Receivable or Loan was subject to any lien or encumbrance, immediately prior to the transfer of the Receivable or Loan to MRU pursuant hereto;

      (c)   Bank  shall  maintain  its  records  in  a  manner  to  clearly  and
            unambiguously   reflect  the   ownership  of  MRU  in  each  of  the
            Receivables and Loans transferred hereunder; and

      (d)   As of the Closing Date,  with respect to each  Receivable  and Loan:
            (i) Bank has done nothing that would alter the terms and conditions or the amount of the Loan; and (ii) there is no restriction on Bank's authority to assign the Receivable or Loan.

      The representations and warranties set forth in this Section 5 shall survive the sale, transfer and assignment of the Receivables and Loans to MRU pursuant to this Agreement.

6. Representations and Warranties of MRU. MRU hereby represents and warrants to Bank, as of the Effective Date that:

      (a) MRU is a Delaware corporation, duly organized and validly existing in good standing under the laws of Delaware, and has full power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement have been duly authorized, and are not and will not be in conflict with and do not violate the terms of the articles or bylaws of MRU, and will not result in a breach of or constitute a default under or require any consent under any indenture, loan, or agreement to which MRU is a party;

      (b) All approvals, authorizations, licenses, registrations, consents, and other actions by, notices to, and filings with any Person required to be obtained for the execution, delivery, and performance of this Agreement by MRU, have been obtained;

      (c) This Agreement constitutes a legal, valid, and binding obligation of MRU, enforceable against MRU in accordance with its terms, except
            (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws now or hereafter in effect, including the rights and obligations or receivers and conservators under federal law which may affect the enforcement of creditors' rights in general, and (ii) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

      (d) There are no proceedings or investigations pending or, to the best knowledge of MRU threatened against MRU (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation by MRU of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of MRU, would materially and adversely affect the performance by MRU of its obligations under this Agreement, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement;


                                     - 4 -
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      (e)   MRU is not Insolvent; and

      (f) The execution, delivery and performance of this Agreement by MRU comply with Applicable Laws.

      The representations and warranties set forth in this Section 6 shall survive the sale, transfer and assignment of the Loans to MRU pursuant to this Agreement and, with the exception of those representations and warranties contained in subsection 6(d), shall be made continuously throughout the term of this Agreement. In the event that any investigation or proceeding of the nature described in subsection 6(d) is instituted or threatened against MRU, MRU shall promptly notify Bank of such pending or threatened investigation or proceeding.

7. Conditions Precedent to the Obligations of MRU. The obligations of MRU under this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

      (a) As of each Closing Date, no action or proceeding shall have been instituted or threatened against MRU or Bank to prevent or restrain the consummation of the transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint prevent or restraining such consummation;

      (b) The representations and warranties of Bank set forth in Sections 4 and 5 shall be true and correct in all material respects on each Closing Date as though made on and as of such date; and

      (c) The obligations of Bank set forth in this Agreement to be performed on or before each Closing Date shall have been performed in all material respects as of such date by Bank.

      The Parties agree that, upon payment by MRU to Bank of the Purchase Price on any Closing Date, title to the Receivables and Loans acquired by MRU on such day shall vest in MRU, whether or not the foregoing conditions precedent to such Purchase were in fact satisfied and any Party's sole remedy for damages on account of failure to satisfy such conditions precedent shall be limited to indemnification as provided in Section 11.

8. Conditions Precedent to the Obligations of Bank. The obligations of Bank in this Agreement are subject to the satisfaction of the following conditions precedent on or prior to each Closing Date:

      (a) As of each Closing Date, no action or proceeding shall have been instituted or threatened against MRU or Bank to prevent or restrain the consummation of the transactions contemplated hereby, and, on each Closing Date, there shall be no injunction, decree, or similar restraint preventing or restraining such consummation; and


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      (b)   The  representations  and warranties of MRU in the Program Documents shall be true and correct in all material respects on each Closing Date as though made on and as of such date.

      The Parties agree that, upon payment by MRU to Bank of the Purchase Price on any Closing Date, title to the Loans acquired by MRU shall vest in MRU whether or not the foregoing conditions precedent to such Purchase were in fact satisfied and any Party's sole remedy for damages on account of failure to satisfy such conditions precedent shall be limited to indemnification as provided in Section 11.

9. Term and Termination.

      (a) This Agreement shall have an initial term of thirty-six (36) months from the Effective Date (the "Initial Term") and shall renew automatically up to two (2) times for successive additional terms of twelve (12) months each (each a "Renewal Term"), unless either Party provides notice of non-renewal to the other Party at least thirty
            (30) days prior to the end of the Initial Term or any Renewal Term or this Agreement is earlier terminated in accordance with the provisions hereof.

      (b) Both Bank and MRU shall have the right to terminate this Agreement without cause on ninety (90) days' prior written notice to the Bank.

      (c) During the Initial Term and any Renewal Term of this Agreement, Bank may terminate this Agreement immediately upon written notice to MRU if MRU defaults on its obligation to make a payment to Bank as provided in Section 2 hereof. Bank shall not have the right to terminate this Agreement without cause, except in the manner provided in subsection (9)(a) above.

      (d) A Party shall have a right to terminate this Agreement immediately upon written notice to the other Party in any of the following circumstances ("with cause"):

                  (1) any  representation or warranty made by the other Party in this Agreement shall be incorrect in any material respect and shall not have been corrected within thirty (30) Business Days after written notice thereof has been given to such other Party;

                  (2) the other Party shall  default in the  performance  of any obligation or undertaking under this Agreement and such default shall continue for thirty (30) Business Days after written notice thereof has been given to such other Party;

                  (3) the other Party shall  commence a voluntary  case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official or to any involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;


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                  (4) an involuntary case or other proceeding,  whether pursuant to banking regulations or otherwise, shall be commenced against the other Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, receivership, conservatorship or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, conservator, custodian, or other similar official of it or any substantial part of its property; or an order for relief shall be entered against either Party under the federal bankruptcy laws as now or hereafter in effect; or

                  (5) either Party has  terminated  the Loan Sale  Agreement and any applicable notice period provided therein shall have expired.

      (e)   Except for immediate termination provided under subsection (d)(3) or
            (4) above, either Party shall have the right to terminate this Agreement upon five (5) days' written notice to the other Party if an order of a court of competent jurisdiction, or finding by a Regulatory Authority, has the effect of restricting or prohibiting the activities contemplated by this Agreement.

      (f) The termination of this Agreement either in part or in whole shall not discharge any Party from any obligation incurred prior to such termination, including any obligation with respect to Loans sold prior to such termination. No termination nor rejection or failure to assume the executory obligations of this Agreement in the bankruptcy or receivership of either Party shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including, without limitation, pre-termination breaches of representations and warranties by either Party and pertaining to the obligations that expressly survive termination of this agreement.

      (g) If, following the termination of this Agreement by Bank, either Party exercises the right to terminate the Loan Program Agreement based on the termination of this Agreement, MRU shall purchase any Loans originated by Bank under the Loan Program Agreement prior to and on the date of termination of the Loan Program Agreement that have not already been purchased by MRU and any other Loans originated in accordance with the provisions of Section 13(f) of the Loan Program Agreement.

      (h) The terms of this Section 9 shall survive the expiration or earlier termination of this Agreement.

10. Confidentiality.

      (a) Each Party agrees that Confidential Information of the other Party shall be used by such Party solely in the performance of its obligations and exercise of its rights pursuant to the Program Documents. Except as required by Applicable Laws or legal process, neither Party (the "Restricted Party") shall disclose Confidential Information of the other Party to third parties; provided, however, that the Restricted Party may disclose Confidential Information of the other Party (i) to the Restricted Party's Affiliates, agents, representatives or subcontractors for the sole purpose of fulfilling the Restricted Party's obligations under this Agreement (as long as the Restricted Party exercises reasonable efforts to prohibit any further disclosure by its Affiliates, agents, representatives or subcontractors), (ii) to the Restricted Party's auditors, accountants and other professional advisors, or to a Regulatory Authority or (iii) to any other third party as mutually agreed in writing by the Parties.


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

      (b) A Party's Confidential Information shall not include information that:

                  (1) is generally available to the public;

                  (2) has become  publicly  known,  without fault on the part of the Party who now seeks to disclose such information (the "Disclosing Party"), subsequent to the Disclosing Party acquiring the information;

                  (3) was otherwise  known by, or available  to, the  Disclosing
            Party prior to entering into this Agreement; or

                  (4) becomes available to the Disclosing Party on a non-confidential basis from a Person, other than a Party to this Agreement, who is not known by the Disclosing Party to be bound by a confidentiality agreement with the non-Disclosing Party or otherwise prohibited from transmitting the information to the Disclosing Party.

      (c) Upon written request or upon the termination of this Agreement, each Party shall, within thirty (30) days, return to the other Party all Confidential Information of the other Party in its possession that is in written form, including by way of example, but not limited to, reports, plans, and manuals; provided, however, that either Party may maintain in its possession all such Confidential Information of the other Party required to be maintained under Applicable Laws relating to the retention of records for the period of time required thereunder.

      (d) In the event that a Restricted Party is requested or required in any legal proceeding to disclose any Confidential Information of the other Party, the Restricted Party will provide the other Party with prompt notice of such request(s) so that the other Party may seek an appropriate protective order or other appropriate remedy and/or waive the Restricted Party's compliance with the provisions of this Agreement. In the event that the other Party does not seek such a protective order or other remedy, or such protective order or other remedy is not obtained, or the other Party grants a waiver hereunder, the Restricted Party may furnish that portion (and only that portion) of the Confidential Information of the other Party which the Restricted Party is legally compelled to disclose and will exercise such efforts to obtain reasonable assurance that confidential treatment will be accorded any Confidential Information of the other Party so furnished as the Restricted Party would exercise in assuring the confidentiality of any of its own confidential information.


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

      (e) The terms of this Section 10 shall survive the expiration or earlier termination of this Agreement.

11. Indemnification.

      (a) Bank agrees to indemnify and hold harmless MRU and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the "MRU Indemnified Parties") from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys' fees, that may arise from (i) gross negligence, willful misconduct or breach of any of Bank's obligations or undertakings under this Agreement by Bank or its agents or representatives, or (ii) a violation by Bank or its agents or representatives of any New York or federal banking law specifically applicable to Bank's participation in the Program or
            (iii) failure of the Bank to convey good and marketable title to each Loan and Receivable hereunder, free of liens and encumbrances.

      (b) MRU agrees to indemnify and hold harmless Bank and its Affiliates, and the officers, directors, employees, representatives, shareholders, agents and attorneys of such entities (the "Bank Indemnified Parties") from and against any and all claims, actions, liability, judgments, damages, costs and expenses, including reasonable attorneys' fees, that may arise from (i) gross negligence, willful misconduct or breach of any of MRU's obligations or undertakings under this Agreement by MRU or its agents or representatives, or (ii) a violation by MRU or its agents or representatives of any New York or federal banking law, applicable to MRU.

      (c) The MRU Indemnified Parties and the Bank Indemnified Parties are sometimes referred to herein as the "Indemnified Parties," and MRU or Bank, as an indemnitor hereunder, is sometimes referred to herein as the "Indemnifying Party."

      (d) Any Indemnified Party seeking indemnification hereunder shall promptly notify the Indemnifying Party, in writing, of any notice received by the Indemnified Party of the assertion by any third party of any claim or of the commencement by any third party of any legal or regulatory proceeding, arbitration or action, against the Indemnified Party with respect to which the Indemnifying Party is or may be obligated to provide indemnification (an "Indemnifiable Claim"), specifying in reasonable detail the nature of the claim, and, if known, the amount, or an estimate of the amount, of the claim, provided that failure to promptly give such notice shall only limit the liability of the Indemnifying Party to the extent of the actual prejudice, if any, suffered by such Indemnifying Party as a result of such failure. The Indemnified Party shall provide to the Indemnifying Party as promptly as practicable thereafter information and documentation reasonably requested by such Indemnifying Party to defend against the claim asserted.

      (e) The Indemnifying Party shall have thirty (30) days after receipt of any notification of an Indemnifiable Claim (a "Claim Notice") to undertake, conduct and control, through counsel of its own choosing, and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith if such cooperation is so requested and the request is reasonable. If the Indemnifying Party assumes responsibility for the settlement or defense of any such claim, (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld); provided that, other than in the event of a conflict of interest requiring the retention of separate counsel, the fees and expenses of such counsel shall not be borne by the Indemnifying Party; and (ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which consent shall not be unreasonably withheld or delayed for any reason if the settlement involves only the payment of money, and which consent may be withheld for any reason if the settlement involves more than the payment of money, including any admission by the Indemnified Party. As long as the Indemnifying Party is contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

      (f) If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right, upon written notice to the Indemnifying Party, to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim. No action taken by the Indemnified Party pursuant to this subsection 11(f) shall deprive the Indemnified Party of its rights to indemnification pursuant to this Section 11.

      (g) The terms of this Section 11 shall survive the expiration or earlier termination of this Agreement.

12. Assignment. This Agreement and the rights and obligations created under it shall be binding upon and inure solely to the benefit of the Parties and their respective successors, and permitted assigns. Neither Party shall be entitled to assign or transfer any interest under this Agreement without the prior written consent of the other Party; provided that, MRU may not assign this Agreement to any Affiliate without Bank's prior written consent, which consent shall not be unreasonably witheld. No assignment under this section shall relieve a Party of its obligations under this Agreement occurring prior to such transfer.

13. Third Party Beneficiaries. Nothing contained herein shall be construed as creating a third-party beneficiary relationship between either Party and any other Person.

14. Notices. All notices and other communications that are required or may be given in connection with this Agreement shall be in writing and shall be deemed received (i) on the day delivered, if delivered by hand; (ii) on the day transmitted, if transmitted by facsimile or e-mail with receipt confirmed; or
(iii) three (3) Business Days after the date of mailing to the other Party, if mailed first-class postage prepaid, at the following address, or such other address as either Party shall specify in a notice to the other:

         To Bank:                   Doral Bank NY
                                    387 Park Avenue South
                                    New York, NY 10016

         To MRU:                    MRU Lending, Inc.
                                    1114 Avenue of the Americas, 30th Floor
                                    New York, New York  10036
                                    Attn: _Vishal Garg________________________
                                    E-mail Address: ________________
                                    Telephone: (212) 836-4194_______________
                                    Facsimile:  (212) 754-1048_______________

15. Relationship of Parties. Bank and MRU agree that in performing their responsibilities pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner to joint venturer or any association for profit between and among Bank and MRU.

16. Retention of Records. Any Records with respect to Loans purchased by MRU pursuant hereto retained by Bank shall be held as custodian for the account of MRU as owner thereof. Bank shall provide copies of Records to MRU upon reasonable request of MRU.

17. Force Majeure. If any Party shall be unable to carry out the whole or any part of its obligations under this Agreement by reason of a Force Majeure Event, then the performance of the obligations under this Agreement of such Party as they are affected by such cause shall be excused during the continuance of the inability so caused, except that should such inability not be remedied within thirty (30) days after the date of such cause, the Party not so affected may at any time after the expiration of such thirty (30) day period, during the continuance of such inability, terminate this Agreement on giving written notice to the other Party and without payment of a termination fee or other penalty. To the extent that the Party not affected by a Force Majeure Event is unable to carry out the whole or any part of its obligations under this Agreement, including the payment obligation under Section 2(f), because a prerequisite obligation of the Party so affected has not been performed, the Party not affected by a Force Majeuere Event also is excused from such performance during such period. A "Force Majeure Event" as used in this Agreement shall mean an event that is not reasonably within the control of the affected Party or its subcontractors (including, but not limited to, acts of God, acts of governmental authorities, strikes, war, riot, acts of terrorism, and any other causes of such nature), and which by exercise of reasonable due diligence, such affected Party or its subcontractors could not reasonably have been expected to avoid, overcome or obtain, or cause to be obtained, a commercially reasonable substitute therefore. No Party shall be relieved of its obligations hereunder if its failure of performance is due to removable or remediable causes which such Party fails to remove or remedy using commercially reasonable efforts within a reasonable time period. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of a Force Majeure Event shall give prompt notice of such fact to the other Party, followed by written confirmation of notice, and shall exercise due diligence to remove such inability with all reasonable dispatch.

18. Agreement Subject to Applicable Laws. If (a) either Party has been advised by legal counsel of a change in Applicable Laws or any judicial decision of a court having jurisdiction over such Party or any interpretation of a Regulatory Authority that, in the view of such legal counsel, would have a materially adverse effect on the rights or obligations of such Party under this Agreement or the financial condition of such Party, (b) either Party shall receive a lawful written request of any Regulatory Authority having jurisdiction over such Party, including any letter or directive of any kind from any such Regulatory Authority, that prohibits or restricts such Party from carrying out its obligations under this Agreement, or (c) either Party has been advised by legal counsel that there is a material risk that such Party's or the other Party's continued performance under this Agreement would violate Applicable Laws, then the Parties shall meet and consider in good faith any modifications, changes or additions to the Program or the Program Documents that may be necessary to eliminate such result. Notwithstanding any other provision of the Program
Documents, including Section 9 hereof, if the Parties are unable to reach agreement regarding modifications, changes or additions to the Program or the Program Documents within ten (10) Business Days after the Parties initially meet, either Party may terminate this Agreement upon five (5) Business Days' prior written notice to the other Party. A Party may suspend performance of its obligations under this Agreement, or require the other Party to suspend its performance of its obligations under this Agreement, if any event described in subsections 18(a), (b) or (c) above occurs.

19. Expenses. Each Party shall bear the costs and expenses of performing its obligations under this Agreement, unless expressly provided otherwise in the Program Documents. Each Party shall be responsible for payment of any federal, state, or local taxes or assessments associated with the performance of its obligations under this Agreement and for compliance with all filing, registration and other requirements with regard thereto.

20. Examination. Each Party agrees to submit to any examination that may be required by a Regulatory Authority having jurisdiction over the other Party, during regular business hours and upon reasonable prior notice and to otherwise provide reasonable cooperation to the other party in responding to such Regulatory Authorities's inquiries and requests relating to the Program.

21. Inspection. Each Party, upon reasonable notice from the other Party, agrees to submit to an inspection of its books, records, accounts, and facilities relevant to the Program, from time to time, during regular business hours subject, in the case of Bank, to the duty of confidentiality it owes to its customers and banking secrecy and confidentiality requirements otherwise applicable under Applicable laws. All expenses of inspection shall be borne by the Party conducting the inspection. Bank agrees that it shall provide to, or cause to be provided to, MRU such access as is necessary to perform a daily reconciliation of deposits and disbursements in the performance of its duties under the Program Documents. MRU shall store all documentation and electronic data related to its participation in the soliciting and processing of Loans and shall make such documentation and data available during any inspection by Bank or its designee.

22. Governing Law. Except as preempted or controlled by federal law, this Agreement shall be interpreted and construed in accordance with the laws of the State of New York, without giving effect to the rules, policies, or principles thereof with respect to conflicts of laws.

23. Manner of Payments. Unless the manner of payment is expressly provided herein, all payments under this Agreement shall be made by ACH transfer to the bank accounts designated by the respective Parties. Notwithstanding anything to the contrary contained herein, neither Party shall fail to make any payment required of it under this Agreement as a result of a breach or alleged breach by the other Party of any of its obligations under this Agreement or any other agreement, provided that the making of any payment hereunder shall not constitute a waiver by the Party making the payment of any rights it may have under the Program Documents or by law.

24. Referrals. Neither Party has agreed to pay any fee or commission to any agent, broker, finder, or other person for or on account of such person's services rendered in connection with this Agreement that would give rise to any valid claim against the other Party for any commission, finder's fee or like payment.

25. Entire Agreement. The Program Documents, including exhibits, constitute the entire agreement between the Parties with respect to the subject matter thereof, and supersede any prior or contemporaneous negotiations or oral or written agreements with regard to the same subject matter.

26. Amendment and Waiver. This Agreement may be amended only by a written instrument signed by each of the Parties. The failure of a Party to require the performance of any term of this Agreement or the waiver by a Party of any default under this Agreement shall not prevent a subsequent enforcement of such term and shall not be deemed a waiver of any subsequent breach. All waivers must be in writing and signed by the Party against whom the waiver is to be enforced.

27. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction, shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions hereof in such jurisdiction or rendering such provision or any other provision of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

28. Interpretation. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

29. Arbitration.

      (a) The Parties agree to resolve all disputes arising under or relating to this Agreement by the following alternate dispute resolution process: (a) the Parties agree to seek a fair and prompt negotiated resolution within fifteen (15) Business Days of notice of a dispute provided by one Party to the other Party, or such longer period of time mutually agreed by the Parties; and (b) if the Parties do not reach a mutually satisfactory resolution within the foregoing period, the dispute shall be resolved by binding arbitration conducted in accordance with the American Arbitration Association ("AAA") Commercial Arbitration Rules in effect on the date hereof, as modified in this Agreement. The arbitrator selected shall determine whether a claim arises out of or is related to this Agreement. The Parties confirm that by agreeing to this alternate dispute resolution process, they intend to give up their right to have any dispute arising under or relating to this Agreement decided in court by a judge or jury.

      (b) Any arbitration initiated under this Section 29 shall be conducted in New York, New York.

      (c) Under any arbitration initiated under this Section 29, each Party shall select an arbitrator, and the arbitrators selected by both Parties shall select a third arbitrator who shall conduct the arbitration between the Parties. Each of the arbitrators shall be an attorney with at least fifteen (15) years experience in commercial law.

      (d) The arbitrators shall take such steps as may be necessary to hold a private hearing within one hundred twenty (120) calendar days of the initial demand for arbitration and to conclude the hearing within three (3) calendar days, and the arbitrators' decision, which shall be in writing, shall be made not later than fourteen (14) calendar days after the hearing. The Parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrators may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision of the arbitrators shall contain a brief statement of the claim(s) determined, the award made on each claim and the reasons for the disposition of each claim. The arbitrators may not award punitive, consequential or incidental damages in any arbitration initiated hereunder. Absent fraud, collusion or willful misconduct by the arbitrators, the award shall be final and judgment may be entered in any court having jurisdiction thereof.

      (e) In making the decision and award, the arbitrator shall apply substantive federal and New York law, as applicable. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder.

      (f) The terms of this Section 29 shall survive the expiration or earlier termination of this Agreement.

30. Headings. Captions and headings in this Agreement are for convenience only and are not to be deemed part of this Agreement.

31. Counterparts. This Agreement may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

             [BANK]

By: _______________________
Title: ______________________

By: _______________________
Title: ______________________

MRU Lending, Inc.

By: _______________________
Title: ______________________

By: _______________________
Title: ______________________

                                   Schedule 1

                                   Definitions

(a)   "ACH" means Automated Clearinghouse.

(b) "Affiliate" means, with respect to a Party, a Person who directly or indirectly controls, is controlled by or under common control with the Party. For the purpose of this definition, the term "control" (including with correlative meanings, the term controlling, controlled by and under common control with) means the power to direct the management or policies of such Person, directly or indirectly, through the ownership of twenty-five percent (25%) or more of a class of voting securities of such Person.

(c)   "MRU  Indemnified  Parties"  shall have the  meaning  set forth in Section
      11(a).

(d) "Applicable Law" means all federal, state and local laws, statutes, regulations and orders applicable to a Party or relating or affecting any aspect of the Program, and all requirements of any Regulatory Authority having jurisdiction over a Party, as any such laws, statutes, regulations, orders and requirements may be amended and in effect from time to time during the term of this Agreement.

(e) "Applicant" has the meaning assigned to such term in Schedule 1 of the Loan Program Agreement.

(f)   "Bank  Indemnified  Parties"  shall have the  meaning set forth in Section
      11(b).

(g) "Borrower" means a Person to whom Bank has made a Loan and/or who is liable, jointly or severally, for amounts owing with respect to such Loan.

(h) "Business Day" means any day, other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in New York are authorized or obligated by law or executive order to be closed.

(i)   "Claim Notice" shall have the meaning set forth in Section 11(e).

(j) "Closing Date" means each date on which MRU pays Bank the Purchase Price for a Receivable or Loan and, pursuant to Section 2 hereof, acquires such Receivable or Loan from Bank. The Closing Date shall occur no sooner than 2 days after the Funding Date.

(k)   "Confidential   Information"  means  the  terms  and  conditions  of  this
      Agreement, and any proprietary information or non-public information of a Party, including a Party's proprietary marketing plans and objectives.

(l) "Credit Policy" has the meaning assigned to such term in Schedule 1 of the Loan Program Agreement.

(m)   "Disclosing Party" shall have the meaning set forth in Section 10(b)(2).

(n) "Effective Date: shall have the meaning set forth in the introductory paragraph of this Agreement.

(o)   "Force Majeure Event" shall have the meaning set forth in Section 17.

(p) "Funding Amount" has the meaning assigned to such term in Schedule 1 of the Loan Program Agreement.

(q) "Funding Date" means, , with respect to each Funding Statement, the date on which Bank disburses the Loan proceeds as provided on such Funding Statement and in accordance with such Funding Statement..

(r) "Funding Statement" has the meaning assigned to such term in Schedule 1 of the Loan Program Agreement.

(s)   "Indemnifiable Claim" shall have the meaning set forth in Section 11(d).

(t) "Insolvent" means the failure to pay debts in the ordinary course of business, the inability to pay its debts as they come due or the condition whereby the sum of an entity's debts is greater than the sum of its assets.

(u) "Loan" means a closed-end consumer installment loan originated by Bank pursuant to the Loan Program Agreement for the purpose of financing a Borrower's cost of higher education, including specifically, but not limited to, tuition and related expenses. For purposes of this Agreement, each Loan includes, without limitation, all rights of Bank to payment under the applicable Loan Agreement with such Borrower.

(v) "Loan Agreement" means the document containing the terms and conditions of a Loan including all disclosures required by Applicable Law.

(w) "Loan Program Agreement" means that Loan Program Agreement dated as of _____________,____, between MRU and Bank pursuant to which the Parties agreed to promote and operate a student loan program.

(x)   "Losses" shall have the meaning set forth in Section 11(a).

(y)   "Party" means either MRU or Bank and "Parties" means MRU and Bank.

(z) "Person" means any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity, or other entity of similar nature.

(aa) "Program" means the consumer student loan program to be offered by Bank to Borrowers pursuant to the Loan Program Agreement.

(bb) "Program Year" means the twelve (12)-month period commencing on the Effective Date, and each anniversary of the Effective Date.

(cc)  "Program Documents" means the Loan Program Agreement and this Agreement.

(dd) "Purchase Price" means the principal amount and any accrued interest of each Loan and Receivable.

(ee) "Receivable" means, with respect to any Borrower, any right to payment from or on behalf of any Borrower in respect of any Loan, and includes any existing, as well as the right to payment of any future, finance charges, late fees, returned check fees and any and all other fees and charges and other obligations of such Borrower with respect to such Loan. Each Receivable includes, without limitation, all rights of Bank to payment under the Loan Agreement with such Borrower.

(ff) "Records" means any Loan Agreements, applications, change-of-terms notices, credit files, credit bureau reports, transaction data, records, or other documentation (including computer tapes, magnetic files, and information in any other format).

(gg) "Regulatory Authority" means any federal, state or local regulatory agency or other governmental agency or authority having jurisdiction over a Party and, in the case of Bank, shall include, but not be limited to, the Federal Deposit Insurance Corporation.

(hh)  "Restricted Party" shall have the meaning set forth in Section 10(a).

(ii) "School" means universities, colleges and other institutions of higher learning to which Loan proceeds are delivered at the request of a Borrower.